Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2)  ☐

The Bank of New York Mellon

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Legal Department

The Bank of New York Mellon

One Wall Street, 15th Floor

New York, NY 10286

(212) 635-1270

(Name, address and telephone number of agent for service)

Gibson Energy ULC

(Exact name of obligor as specified in its charter)

GEP Midstream Finance Corp.

(Exact name of obligor guarantor as specified in its charter)

(See table of additional obligor guarantors on following page)

Alberta	98-0615355
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700, 440-2nd Ave S.W. Calgary, Alberta	T2P 5E9
(Address of principal executive offices)	(Zip code)

11.75% First Lien Senior Secured Notes due 2014

Guarantees of 11.75% First Lien Senior Secured Notes due 2014

10.00% Senior Notes due 2018

Guarantees of 10.00% Senior Notes due 2018

(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGOR GUARANTORS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices

Gibson Energy (U.S.) Inc.	Delaware	1389	71-1012012	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000

Link Petroleum, Inc.	Washington	1389	98-0156853	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000

Gibson Energy Holding ULC	Alberta	1389	98-0630747	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000

Moose Jaw Refinery Partnership	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000

Moose Jaw Refinery ULC	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000

Canwest Propane Partnership	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000

Canwest Propane ULC	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000

MP Energy Partnership	Alberta	1389	98-0569218	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000

MP Energy ULC	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices

				Tel: +1.403.206.4000

Gibson Energy Partnership	Alberta	1389	98-0615168	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000

GEP ULC	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000

Link Petroleum Services Ltd.	British Columbia	1389	98-0151585	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000

Chief Hauling Contractors ULC	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000

Gibson GCC Inc.	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000

Battle River Terminal LP	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000

Battle River Terminal GP Inc.	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000

Bridge Creek Trucking Ltd.	Saskatchewan	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000

Johnstone Tank Trucking Ltd.	Saskatchewan	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices

				Canada Tel: +1.403.206.4000

Aaram Propane & Construction Heat Ltd.	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000

Item 1.   General Information.

Furnish the following information as to the Trustee:

(a)   Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the	One State Street, New York, N.Y. 10004-1417
State of New York	and Albany, N.Y. 12223
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005

(b)   Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.    Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.   List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                       -                         A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.  (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to Current Report on Form 8-K of Nevada Power Company, Date of Report (Date of Earliest Event Reported) July 25, 2008 (File No. 000-52378).)

4.                                       -                         A copy of the existing By-laws of the Trustee.  (Exhibit 4 to Form T-1 with Registration Statement No. 333-155238.)

6.                                        -                         The consent of the Trustee required by Section 321(b) of the Act.  (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152856.)

7.                                        -                         A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 12th day of February, 2010.

THE BANK OF NEW YORK MELLON

By:	/s/ Lici Zhu
	Name:	Lici Zhu
	Title:	Senior Associate

Exhibit 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2009, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$2,971,000
Interest-bearing balances	58,139,000
Securities:
Held-to-maturity securities	4,414,000
Available-for-sale securities	48,838,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	85,000
Securities purchased under agreements to resell	51,000
Loans and lease financing receivables:
Loans and leases held for sale	38,000
Loans and leases, net of unearned income	25,990,000
LESS: Allowance for loan and lease losses	475,000
Loans and leases, net of unearned income and allowance	25,515,000
Trading Assets	4,711,000
Premises and fixed assets (including capitalized leases)	1,057,000
Other real estate owned	4,000
Investments in unconsolidated subsidiaries and associated companies	915,000
Not applicable
Intangible assets:
Goodwill	4,991,000
Other intangible assets	1,471,000
Other assets	11,075,000
Total assets	$164,275,000

i

LIABILITIES
Deposits:
In domestic offices	$60,985,000
Noninterest-bearing	30,587,000
Interest-bearing	30,398,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	73,119,000
Noninterest-bearing	2,527,000
Interest-bearing	70,592,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	2,043,000
Securities sold under agreements to repurchase	11,000
Trading liabilities	5,570,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	1,249,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	4,071,000
Total liabilities	$150,538,000
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	8,499,000
Retained earnings	5,404,000
Accumulated other comprehensive income	-1,665,000
Other equity capital components	0
Total bank equity capital	13,373,000
Noncontrolling (minority) interests in consolidated subsidiaries	364,000

Total equity capital	13,737,000

Total liabilities, minority interest, and equity capital	$164,275,000

ii

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Steven G. Elliott Robert P. Kelly	Directors

iii